Exhibit 99.1

Contact:	David Young
TESSCO Technologies Incorporated
Chief Financial Officer
(410) 229-1380
young@tessco.com

For Immediate Release

TESSCO Announces Third Quarter Results

Earnings per Share of $0.25

THIRD QUARTER HIGHLIGHTS

•                  Quarterly earnings of $0.25 per share.

•                  Trailing twelve month earnings of $1.40 per share.

•                  Quarterly EBITDA of $0.70 per share.

•                  Trailing twelve months EBITDA of $3.26 per share.

•                  Quarterly operating margin of 2.0%.

HUNT VALLEY, MARYLAND, JANUARY 29, 2009 - TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the product and supply chain solutions needed to build, operate and use wireless networks and systems, today announced its results for the third quarter and nine months ended December 28, 2008.

Chairman, President and CEO Robert B. Barnhill, commented on the quarter, “Our excellent earnings growth momentum was reversed this quarter by the very challenging economy and market conditions.  Reaching $0.25 in earnings per share this past quarter was a significant achievement as customers cut their purchases dramatically. As we navigate in these uncharted waters, our fundamental business strategies are more focused than ever on three critical areas:

•                  Building stronger value-based strategic partnerships with our customers and vendors;

•                  Continued intense inventory and receivable management; and

•                  Increasing the productivity of all business generation and operational resources, as well as eliminating non-productive expenditures.

“We are a leader in the expanding and converging world of mobile, fixed and in-building wireless broadband systems. Our value proposition of being Your Total Source®, delivering a broad and diverse offering, where and when required, resonates with a vast, diverse base of customers that build, operate and use these systems. By assuring guaranteed availability and delivery, at lower total costs, we will expand our customer base and the products they purchase from us.

“TESSCO has weathered difficult times in the past, and we know what needs to be done to endure and position ourselves for success moving forward. Our value proposition, product-solutions offering, diverse customer base, and business generation strategies, combined with our world-class operational platform, will help us grow and thrive when the economy recovers. The entire TESSCO team is committed and confident that our strategies and execution in these difficult times will elevate our market leadership when we ultimately get to the other side of the downturn we are all experiencing.”

-more-

FINANCIAL HIGHLIGHTS

				Sequential	Year-over-year
$ in millions, except buyers and per share figures	Q3 FY09	Q2 FY09	Q3 FY08	change	change
Earnings per share (EPS), diluted	$0.25	$0.45	$0.29	-44%	-14%
Net Income	$1.2	$2.2	$1.5	-45%	-19%
Net Income as % of Revenues	1.0%	1.6%	1.1%
EBITDA	$3.4	$5.0	$3.9	-31%	-12%
EBITDA per diluted share	$0.70	$1.00	$0.72	-30%	-3%
Revenues	$118.9	$143.8	$135.7	-17%	-12%
Non-Concentrated Revenues	$87.0	$95.6	$92.7	-9%	-6%
Gross Profit	$29.3	$34.2	$30.4	-14%	-4%
GP%	24.6%	23.8%	22.4%
Buyers	8,202	8,880	8,640	-8%	-5%

			Year-over-year	Trailing Twelve
$ in millions, except buyers and per share figures	YTD FY09	YTD FY08	change	Fiscal Months*
EPS, diluted	$1.09	$0.56	95%	$1.40
Net Income	$5.5	$3.1	78%	$7.2
Net Income as % of Revenues	1.4%	0.8%		1.4%
EBITDA	$13.0	$9.1	42%	$16.8
EBITDA per diluted share	$2.56	$1.65	55%	$3.26
Revenues	$384.8	$392.7	-2%	$513.1
Non-Concentrated Revenues	$270.9	$261.7	3%	$353.9
Gross Profit	$94.5	$87.2	8%	$124.2
GP%	24.6%	22.2%		24.2%
Buyers	8,614	8,675	-1%	8,651

*Trailing twelve fiscal months includes January FY08 through December FY09, representing our four most recent fiscal quarters (see Non-GAAP information section and reconciliation of trailing twelve fiscal month information table below).

See discussion of EBITDA and reconciliation to net income below. Non-concentrated revenue is total revenue excluding our tier one carrier and large repair and replacement parts relationships.

Third Quarter 2009 Lines of Business Operational Results (all comparisons are to last year’s third quarter unless indicated otherwise):

•    Network Infrastructure Equipment

Revenues totaled $43.6 million, decreasing 2.2 percent, primarily as a result of lower sales of broadband products, slightly offset by higher sales of RF propagation and site support products.  Accordingly, gross margin in this line of business increased from 25.8 percent to 26.3 percent.  Buyers in this line of business declined 1.5 percent and purchases per buyer decreased 0.7 percent.

•    Mobile Devices and Accessories

Revenues totaled $55.4 million, decreasing 20.1 percent primarily as a result of decreased sales of cellular accessories to our tier one carrier and also to a lesser extent to other resellers and users. Gross profit margin in this line of business increased from 20.4 percent to 23.6 percent primarily as a result of a change in the product mix of sales to our tier one carrier, as well as improved margins to our other retail customers. Buyers in this line of business declined 5.7 percent and purchases per buyer, excluding the tier one carrier and consumers, decreased 11.4 percent.

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•    Installation, Test and Maintenance

Revenues totaled $20.0 million, an 8.8 percent decrease. Gross profit margin increased from 21.8 percent to 23.9 percent, primarily due to changes in product and customer mix of our large repair and replacements part relationship, as well as a change in product mix in our non-replacement parts business. Buyers in this line of business declined 14.1 percent, but purchases per buyer increased 6.2 percent.

Stock Buyback Program

During the third quarter, an aggregate of 71,131 shares of common stock were repurchased for an average of $10.62 per share. Under our buyback program, as of December 28, 2008 up to 114,070 shares remain available for repurchase from time to time in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers. Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

Business Outlook

The following statements and the statements above made by Robert Barnhill as to anticipated results and future prospects are based on current expectations and analysis. These statements are forward-looking, and actual results may differ materially. The nature of our business is that we typically ship products within several days after booking orders; the lack of an order backlog makes it inherently difficult to forecast future results.

The Company believes that earnings per share for the fiscal year ending March 29, 2009 will be in the range of $1.10 to $1.20.

Conference Call

A conference call will be held on January 30, 2009 at 10:00 a.m. EST to discuss the financial results for the third quarter of fiscal year 2009.  The conference call will also be available via Web cast by visiting: http://www.tessco.com/go/pressroom.

TESSCO expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts, and others. At these meetings, TESSCO may reiterate the Business Outlook published in this press release. At the same time, TESSCO will keep this press release and Business Outlook publicly available on its Web site (www.tessco.com). However, the Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Non-GAAP Information

EBITDA, a measure used by management to evaluate its ongoing operations and as an indicator of its operating cash flow (in conjunction with its cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.  EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company’s diluted weighted average shares outstanding.  Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company’s debt instruments. The definition of EBITDA as used in the Company’s debt instruments is further adjusted for certain cash and non-cash charges/credits, including stock

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compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company’s non-GAAP to GAAP results is included as an exhibit to this release.

The trailing twelve fiscal month data is used by management to assess its operations over the previous twelve month period.  The trailing twelve fiscal month data contained in this release is included with the intention of providing investors supplementary information with respect to our operational results and trends, but should only be read in conjunction with our quarterly and fiscal year-to-date financial results, reported in accordance with Generally Accepted Accounting Principles (“GAAP”).  The trailing twelve fiscal month presentation should not used as a substitute for our presentation of financial results on a fiscal quarter or fiscal year-to-date basis.

A reconciliation of the trailing twelve fiscal month information is included as an exhibit to this release.

About TESSCO

TESSCO Technologies Incorporated is a provider of the product and supply chain solutions needed to build, operate and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit www.tessco.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners which are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for the purchase of our products and services, including credit risk; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; failure of our information technology system or distribution system; technology changes in the wireless communications industry, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; our inability to protect certain intellectual property, including systems and technologies on which we rely; and our inability to hire or retain for any reason our key professionals, management and staff.

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TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 28, 2008	September 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007

Revenues	$118,943,300	$143,773,700	$135,732,000	$384,785,300	$392,680,400
Cost of goods sold	89,675,900	109,553,100	105,329,600	290,284,400	305,436,400
Gross profit	29,267,400	34,220,600	30,402,400	94,500,900	87,244,000
Selling, general and administrative expenses	26,868,200	30,298,000	27,729,000	84,660,800	81,737,800
Income from operations	2,399,200	3,922,600	2,673,400	9,840,100	5,506,200
Interest expense, net	213,700	165,900	161,000	516,400	337,800
Income before provision for income taxes	2,185,500	3,756,700	2,512,400	9,323,700	5,168,400
Provision for income taxes	944,100	1,518,000	978,100	3,780,900	2,051,700
Net income	$1,241,400	$2,238,700	$1,534,300	$5,542,800	$3,116,700

Basic earnings per share	$0.26	$0.46	$0.30	$1.12	$0.59
Diluted earnings per share	$0.25	$0.45	$0.29	$1.09	$0.56
Basic weighted average shares outstanding	4,743,300	4,821,000	5,151,800	4,944,800	5,299,400
Diluted weighted average shares outstanding	4,871,900	4,945,600	5,374,400	5,085,100	5,535,800

TESSCO Technologies Incorporated

Consolidated Balance Sheets (Unaudited)

	December 28, 2008	March 30, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$1,433,200	$2,086,200
Trade accounts receivable, net	44,823,500	55,698,600
Product inventory	51,663,100	49,057,300
Deferred tax assets	4,048,800	4,048,800
Prepaid expenses and other current assets	3,361,600	1,827,500
Total current assets	105,330,200	112,718,400

Property and equipment, net	21,662,200	22,233,600
Goodwill, net	6,550,700	6,310,100
Other long-term assets	2,252,500	2,536,500
Total assets	$135,795,600	$143,798,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$51,515,600	$64,433,400
Payroll, benefits and taxes	6,460,400	3,014,400
Income and sales tax liabilities	3,666,800	3,588,700
Accrued expenses and other current liabilities	1,343,000	1,253,600
Revolving line of credit	6,182,600	3,353,500
Current portion of long-term debt	361,400	360,400
Total current liabilities	69,529,800	76,004,000

Deferred tax liabilities	2,189,300	2,189,300
Long-term debt, net of current portion	3,572,100	3,842,600
Other long-term liabilities	1,471,700	1,611,100
Total liabilities	76,762,900	83,647,000

Shareholders’ Equity:
Preferred stock	—	—
Common stock	79,700	78,200
Additional paid-in capital	33,885,400	32,087,400
Treasury stock, at cost	(41,873,900)	(33,454,300)
Retained earnings	67,095,700	61,552,900
Accumulated other comprehensive (loss)	(154,200)	(112,600)
Total shareholders’ equity	59,032,700	60,151,600

Total liabilities and shareholder’s equity	$135,795,600	$143,798,600

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and

Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 28, 2008	September 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Net income	$1,241,400	$2,238,700	$1,534,300	$5,542,800	$3,116,700
Add:
Provision for income taxes	944,100	1,518,000	978,100	3,780,900	2,051,700
Interest expense, net	213,700	165,900	161,000	516,400	337,800
Depreciation and amortization	1,024,300	1,041,700	1,204,100	3,164,900	3,637,400
EBITDA	$3,423,500	$4,964,300	$3,877,500	$13,005,000	$9,143,600
EBITDA per diluted share	$0.70	$1.00	$0.72	$2.56	$1.65
Diluted weighted average shares outstanding	4,871,900	4,945,600	5,374,400	5,085,100	5,535,800

TESSCO Technologies Incorporated

Reconciliation of Trailing Twelve Fiscal Month Information (Unaudited)

$ in millions, except per share figures	YTD FY09	Quarter Ended March 28, 2008	Trailing Twelve Months

EPS, diluted	$1.09	$0.32	$1.40

Net Income	$5.5	$1.7	$7.2

EBITDA	$13.0	$3.8	$16.8

EBITDA per diluted share	$2.56	$0.70	$3.26

Revenues	$384.8	$128.3	$513.1

Non-Concentrated Revenues	$270.9	$83.0	$353.9

Gross Profit	$94.5	$29.7	$124.2

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended December 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	$11,340	$535	$3,073	$14,948
Resellers	17,981	48,432	2,491	68,904
Users and Governments	14,300	3,747	14,389	32,436
Total Commercial/Government Revenue	43,621	52,714	19,953	116,288
Consumer Revenue	—	2,655	—	2,655
Total Revenue	$43,621	$55,369	$19,953	$118,943

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$2,814	$139	$687	$3,640
Resellers	4,906	10,973	656	16,535
Users and Governments	3,736	1,076	3,427	8,239
Total Commercial/Government Gross Profit	11,456	12,188	4,770	28,414
Consumer Gross Profit	—	853	—	853
Total Gross Profit	$11,456	$13,041	$4,770	$29,267

Change from the Quarter Ended December 30, 2007:
Commercial/Government Revenue:
Public Carriers and Network Operators	(17.7)%	1.5%	(17.1)%	(17.0)%
Resellers	5.3%	(23.1)%	7.5%	(16.4)%
Users and Governments	4.2%	12.7%	(9.3)%	(1.4)%
Total Commercial/Government Revenue	(2.2)%	(21.1)%	(8.8)%	(12.8)%
Consumer Revenue	—	8.6%	—	8.6%
Total Revenue	(2.2)%	(20.1)%	(8.8)%	(12.4)%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(13.3)%	(5.4)%	(16.4)%	(13.7)%
Resellers	(0.8)%	(9.4)%	(3.2)%	(6.8)%
Users and Governments	12.7%	10.6%	5.1%	9.2%
Total Commercial/Government Gross Profit	(0.5)%	(7.9)%	0.2%	(3.7)%
Consumer Gross Profit	—	(5.0)%	—	(5.0)%
Total Gross Profit	(0.5)%	(7.7)%	0.2%	(3.7)%

Change from the Quarter Ended September 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	(10.5)%	22.7%	(9.6)%	(9.4)%
Resellers	(12.5)%	(26.6)%	23.4%	(22.2)%
Users and Governments	(0.7)%	0.8%	(17.8)%	(8.9)%
Total Commercial/Government Revenue	(8.4)%	(24.8)%	(12.9)%	(17.3)%
Consumer Revenue	—	(15.2)%	—	(15.2)%
Total Revenue	(8.4)%	(24.4)%	(12.9)%	(17.3)%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(13.4)%	12.1%	(5.4)%	(11.2)%
Resellers	(14.8)%	(21.5)%	37.5%	(18.2)%
Users and Governments	(5.0)%	(10.7)%	(8.2)%	(7.1)%
Total Commercial/Government Gross Profit	(11.5)%	(20.4)%	(3.4)%	(14.4)%
Consumer Gross Profit	—	(17.9)%	—	(17.9)%
Total Gross Profit	(11.5)%	(20.2)%	(3.4)%	(14.5)%

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Nine Months Ended December 28, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	$35,545	$1,655	$10,133	$47,333
Resellers	57,072	165,185	7,228	229,485
Users and Governments	41,563	11,276	46,677	99,516
Total Commercial/Government Revenue	134,180	178,116	64,038	376,334
Consumer Revenue	—	8,451	—	8,451
Total Revenue	$134,180	$186,567	$64,038	$384,785

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$9,124	$468	$2,311	$11,903
Resellers	15,652	37,059	1,888	54,599
Users and Governments	11,303	3,556	10,250	25,109
Total Commercial/Government Gross Profit	36,079	41,083	14,449	91,611
Consumer Gross Profit	—	2,890	—	2,890
Total Gross Profit	$36,079	$43,973	$14,449	$94,501

Change from Nine Months Ended December 30, 2007:
Commercial/Government Revenue:
Public Carriers and Network Operators	(3.1)%	(1.3)%	4.1%	(1.6)%
Resellers	7.8%	(8.7)%	3.5%	(4.7)%
Users and Governments	11.9%	11.8%	(4.6)%	3.5%
Total Commercial/Government Revenue	5.8%	(7.6)%	(2.4)%	(2.3)%
Consumer Revenue	—	11.0%	—	11.0%
Total Revenue	5.8%	(6.8)%	(2.4)%	(2.0)%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	4.6%	(0.6)%	(0.9)%	3.2%
Resellers	14.5%	7.2%	(11.8)%	8.4%
Users and Governments	20.9%	13.4%	2.0%	11.4%
Total Commercial/Government Gross Profit	13.7%	7.6%	(0.5)%	8.5%
Consumer Gross Profit	—	2.8%	—	2.8%
Total Gross Profit	13.7%	7.3%	(0.5)%	8.3%

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